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                                 FIRST AMENDMENT
                                       TO
                            WSMP, INC. 1987 INCENTIVE
                                STOCK OPTION PLAN

         THIS AMENDMENT, dated February 12, 1997 to the WSMP, Inc. 1987 Incentive Stock Option Plan (the "Plan"):

         Pursuant to a resolution of its Board of Directors duly adopted on February 12, 1997, WSMP, Inc. hereby amends the Plan as follows:

         1. Section 7(c) is hereby amended by modifying the first two sentences thereof, which presently read as follows:

                  Each option granted under this Plan shall become exercisable only throughout a five (5) year period of continued employment of the optionee with the Company or a subsidiary corporation of the Company immediately following the date the option is granted except as provided in Section 7(h). Any option designated as an ISO and any option not designated as an ISO that the optionee chooses to exercise in any manner other than that permitted in Section 7(h), shall be exercisable only to the extent of one-fifth of the total number of optioned shares after the expiration of one (1) year following the date the option is granted, only to the extent of two-fifths of the total number of optioned shares after the expiration of two (2) years following the date the option is granted, only to the extent of three-fifths of the total number of optioned shares after the expiration of three (3) years following the date the option is granted, only to the extent of four-fifths of the total number of optioned shares after the expiration of four (4) years following the date the option is granted, and in full only after the expiration of five (5) years following the date the option is granted, such limitations being calculated, in the case of any



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         resulting fraction, to the nearest lower whole number of shares.


so that after amendment, they shall read as follows:

                  Each option granted under this Plan shall become exercisable only throughout a five (5) year period of continued employment of the optionee with the Company or a subsidiary corporation of the Company immediately following the date the option is granted except as provided in Sections 7(h) and 7(j). Any option designated as an ISO and any option not designated as an ISO that the optionee chooses to exercise in any manner other than that permitted in Sections 7(h) and 7(j), shall be exercisable only to the extent of one-fifth of the total number of optioned shares after the expiration of one (1) year following the date the option is granted, only to the extent of two-fifths of the total number of optioned shares after the expiration of two (2) years following the date the option is granted, only to the extent of three-fifths of the total number of optioned shares after the expiration of three (3) years following the date the option is granted, only to the extent of four-fifths of the total number of optioned shares after the expiration of four (4) years following the date the option is granted, and in full only after the expiration of five (5) years following the date the option is granted, such limitations being calculated, in the case of any resulting fraction, to the nearest lower whole number of shares.

         2. Section 7 is hereby amended by the addition of a new subsection (j), which shall read as follows:

                  (j) The committee may, in the Committee's sole discretion, accelerate the vesting schedule for


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         outstanding options, or designate outstanding options to be immediately exercisable in full,


         3. This amendment shall be effective as of the 12th day of February, 1997, nunc pro tunc.

         4. As herein modified, the Plan shall remain in full force and effect.

         This the 12th day of February, 1997.

                                            WSMP, INC.

                                            BY: /s/ David R. Clark
                                                -------------------------
                                                   --------- President

ATTEST:

/s/ Richard F. Howard
-----------------------
-------- Secretary
(corporate seal)



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